UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
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Securities Exchange Act of 1934 (Amendment No. 1)
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Definitive Proxy Statement

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Soliciting Material under §240.14a-12

WARBY PARKER INC.
(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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Fee paid previously with preliminary materials.

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Amendment to Definitive Proxy Statement for the
2025 Annual Meeting of Stockholders
June 10, 2025
EXPLANATORY NOTE
This Proxy Statement Amendment, dated May 6, 2025 (this “Amendment”), amends the Definitive Proxy Statement of Warby Parker Inc., a Delaware public benefit corporation (the “Company”), filed with the Securities and Exchange Commission on April 28, 2025 (the “Proxy Statement”), relating to the Annual Meeting of Stockholders of the Company to be held on June 10, 2025 via live webcast.
The purpose of this Amendment is to correct an error regarding the number of shares of Class B common stock held by Neil Blumenthal, as reported in the beneficial ownership table included on pages 45 and 46 of the Proxy Statement under the heading “Security Ownership of Certain Beneficial Owners and Management”.
Accordingly, the Proxy Statement disclosure under the heading “Security Ownership of Certain Beneficial Owners and Management” is amended and restated in its entirety with the following disclosure. No other changes have been made to the Proxy Statement.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information with respect to the beneficial ownership of our Common Stock for:
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each person known by us to beneficially own more than 5% of our Common Stock;

●
each of our directors;

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each of our NEOs; and

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all of our executive officers and directors as a group.

The number of shares beneficially owned by each stockholder as described in this proxy statement is determined under rules issued by the SEC. Under these rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power. In computing the number of shares beneficially owned by an individual or entity and the percentage ownership of that person, shares of Common Stock subject to options, or other rights held by such person that are currently exercisable or will become exercisable within 60 days of April 14, 2025, are considered outstanding, although these shares are not considered outstanding for purposes of computing the percentage ownership of any other person. Applicable percentage ownership is based on 104,502,616 shares of Class A common stock and 16,903,698 shares of Class B common stock outstanding as of April 14, 2025. “Percentage of Total Voting Power” represents voting power with respect to all outstanding shares of our Class A common stock and Class B common stock, as a single class, as of April 14, 2025. The holders of our Class B common stock are entitled to 10 votes per share, and holders of our Class A common stock are entitled to one vote per share. Unless otherwise indicated, the address of all listed stockholders is 233 Spring Street, 6th Floor East, New York, New York 10013.
Each of the stockholders listed has sole voting and investment power with respect to the shares beneficially owned by the stockholder unless noted otherwise, subject to community property laws where applicable.
	Class A Common Stock		Class B Common Stock		Percentage of Total Voting Power
Name and Address of Beneficial Owner	Shares	%	Shares	%
5% or Greater Stockholders
The Vanguard Group(1)	10,139,563	9.7	—	—	3.7
Durable Capital Partners LP(2)	8,177,028	7.8	—	—	3.0
FMR LLC(3)	6,668,586	6.4	—	—	2.4
Blackrock Inc.(4)	6,601,034	6.3	—	—	2.4
D1 Capital Partners L.P. and affiliates(5)	5,289,014	5.1	—	—	1.9
Named Executive Officers and Directors
Neil Blumenthal(6)	433,777	*	8,375,216	47.4	29.9
David Gilboa(7)	33,905	*	7,809,083	44.2	27.8
Steven Miller(8)	322,854	*	—	—	*
Andrew Hunt	1,913,205	1.8	—	—	*
Jeffrey Raider(9)	4,186,697	4.0	—	—	1.5
Teresa Briggs(10)	54,828	*	—	—	*
Joel Cutler(11)	245,072	*	—	—	*
Youngme Moon	86,942	*	—	—	*
Bradley Singer(12)	140,793	*	—	—	*
Ronald A. Williams(13)	92,434	*	—	—	*
All directors and executive officers as a group (10 individuals)(14)	7,510,507	7.2	16,184,299	87.9	58.6

*
Less than one percent.

(1)
Based solely on a Schedule 13G/A filed with the SEC on September 10, 2024. The Vanguard Group reports shared voting power over 158,582 shares of Class A common stock, sole dispositive power over 9,901,971 shares of Class A common stock, and shared dispositive power over 237,592 shares of Class A common stock. The address of the Vanguard Group is 100 Vanguard Blvd. Malvern, PA 19355.

(2)
Based solely on a Schedule 13G/A filed with the SEC on November 14, 2024. Consists of shares of Class A common stock over which Durable Capital Partners LP (“Durable LP”), as the investment adviser to Durable Capital Master Fund LP, exercises sole voting and dispositive power. Durable Capital Partners GP LLC (“Durable GP”) is the general partner of the Durable LP, and Henry Ellenbogen is the chief investment officer of the Durable LP and the managing member of Durable GP. The address of Durable LP is 4747 Bethesda Avenue, Suite 1002, Bethesda, Maryland 20814.
(3)
Based solely on a Schedule 13G/A filed with the SEC on November 12, 2024. FMR LLC reports sole voting power over 6,440,917 shares of Class A common stock and sole dispositive power over 6,668,586 shares of Class A common stock. Abigail P. Johnson is a director, chairman and chief executive officer of FMR LLC and has sole dispositive power over 6,668,586 shares of Class A common stock. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. The address of FMR LLC is 245 Summer Street, Boston, MA 02210.

(4)
Based solely on a Schedule 13G/A filed with the SEC on April 17, 2025. BlackRock, Inc. reports sole voting power over 6,492,140 shares of Class A common stock and sole dispositive power over 6,601,034 shares of Class A common stock. The address of BlackRock, Inc. is 50 Hudson Yards, New York, NY 10001.

(5)
Based solely on a Schedule 13G/A filed with the SEC on February 14, 2025. Consists of (i) 5,261,814 shares of Class A common stock over which D1 Capital Partners L.P. (the “Investment Manager”) and Daniel Sundheim exercise shared voting and dispositive power, and (ii) 27,200 shares of Class A common stock over which Daniel Sundheim exercises sole voting and dispositive power. The Investment Manager is a registered investment adviser and serves as the investment manager of private investment vehicles and accounts, including D1 Capital Partners Master LP (the “Investment Vehicle”), and may be deemed to beneficially own the shares of Class A common stock held by the Investment Vehicle and/or its subsidiary. Mr. Sundheim indirectly controls the Investment Manager and may be deemed to beneficially own the shares of Class A common stock held by the Investment Vehicle and/or its subsidiary. The address of the Investment Manager and Daniel Sundheim is 9 West 57th Street, 36th Floor, New York, New York 10019.

(6)
Consists of (i) 23,961 shares of Class A common stock, (ii) 400,000 shares of Class A common stock held by various family trusts over which Mr. Blumenthal may be deemed to have shared voting and dispositive power, (iii) 4,486,262 shares of Class B common stock, (iv) 3,133,555 shares of Class B common stock held by various family trusts over which Mr. Blumenthal may be deemed to have shared voting and dispositive power, (v) 9,816 shares of Class A common stock underlying RSUs that vest within 60 days of April 14, 2025, (vi) 44,640 shares of Class B common stock underlying RSUs that vest within 60 days of April 14, 2025, and (vii) 710,759 shares of Class B common stock underlying options that are exercisable within 60 days of April 14, 2025. Mr. Blumenthal has pledged 3,039,763 shares of Class B common stock beneficially owned by him pursuant to a line of credit note with customary default provisions as security in favor of JPMorgan Chase Bank, N.A. See “Certain Relationships and Related Party Transactions—Issuer Agreements.”

(7)
Consists of (i) 24,089 shares of Class A common stock, (ii) 5,396,914 shares of Class B common stock, (iii) 1,656,770 shares of Class B common stock held by a family trust over which Mr. Gilboa may be deemed to have shared voting and dispositive power, (iv) 9,816 shares of Class A common stock underlying RSUs that vest within 60 days of April 14, 2025, (v) 44,640 shares of Class B common stock underlying RSUs that vest within 60 days of April 14, 2025, and (vi) 710,759 shares of Class B common stock underlying options that are exercisable within 60 days of April 14, 2025. Mr. Gilboa has pledged 3,177,224 shares of Class B common stock beneficially owned by him pursuant to a line of credit note with customary default provisions as security in favor of JPMorgan Chase Bank, N.A. See “Certain Relationships and Related Party Transactions—Issuer Agreements.”

(8)
Consists of (i) 204,727 shares of our Class A common stock, (ii) 30,175 shares of Class A common stock underlying RSUs that vest within 60 days of April 14, 2025, and (iii) 87,952 shares of Class A common stock underlying options that are exercisable within 60 days of April 14, 2025.

(9)
Consists of (i) 496,465 shares of our Class A common stock and (ii) 3,690,232 shares of our Class A common stock held by various trusts over which Mr. Raider may be deemed to have shared voting and dispositive power.

(10)
Consists of (i) 38,859 shares of our Class A common stock and (ii) 15,969 shares of Class A common stock held by a trust over which Ms. Briggs may be deemed to have shared voting and dispositive power.

(11)
Consists of 245,072 shares of Class A common stock held by various family trusts of which Mr. Cutler and his spouse serve as trustees and, therefore, over which Mr. Cutler may be deemed to have voting and investment control.

(12)
Consists of (i) 15,793 shares of our Class A common stock and (ii) 125,000 shares of Class A common stock held by a trust over which Mr. Singer may be deemed to have shared voting and dispositive power.

(13)
Consists of 83,261 shares of our Class A common stock and (ii) 9,173 shares of Class A common stock held by a trust over which Mr. Williams may be deemed to have shared voting and dispositive power.

(14)
Consists of (i) 7,372,748 shares of Class A common stock held by all directors and executive officers of the Company as a group, (ii) 49,807 shares of Class A common stock underlying RSUs held by all directors and executive officers of the Company as a group and that vest within 60 days of April 14, 2025, (iii) 87,952 shares of Class A common stock underlying options held by all directors and executive officers of the Company as a group and that are exercisable within 60 days of April 14, 2025, (iv) 14,673,501 shares of Class B common stock held by all directors and executive officers of the Company as a group, (v) 89,280 shares of Class B common stock underlying RSUs held by all directors and executive officers of the Company as a group that vest within 60 days of April 14, 2025, and (vi) 1,421,518 shares of Class B common stock underlying options held by all directors and executive officers of the Company as a group and that are exercisable within 60 days of April 14, 2025.

***

Prior to the Annual Meeting, you may vote your shares or revoke your previously submitted proxy. For additional information, please refer to the Company’s Definitive Proxy Statement which was filed with the Securities and Exchange Commission on April 28, 2025. IF YOU HAVE ALREADY VOTED AND DO NOT WISH TO CHANGE YOUR VOTE, YOU DO NOT NEED TO DO ANYTHING. YOUR VOTE WILL BE TABULATED AS YOU INSTRUCTED AT THE ANNUAL MEETING.